EXHIBIT 10

STOCK INVESTMENT AGREEMENT

This Stock Investment Agreement (this “Agreement”) is dated as of the Agreement Date and is between the Digital Town Inc (“Company”), and the Catena Fund One, LP (“Purchasers”).

The parties agree as follows:

1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement or the Exhibit and Schedules thereto have the meanings set forth in Exhibit A.

2. INVESTMENT. Subject to the terms and conditions of this Agreement, including the Agreement Terms set forth in Exhibit B, Purchaser shall purchase at the applicable Closing and the Company shall sell and issue to Purchaser at such Closing that number of shares of Stock set forth as agreed at a price per share equal to the Purchase Price, and Purchaser and the Company agrees to be bound by the obligations set forth in this Agreement and to grant to the other parties hereto the rights set forth in this Agreement.

3. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

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EXHIBIT A

DEFINITIONS

1. OVERVIEW DEFINITIONS.

“Agreement Date” means May 15, 2018.

“Common Stock” means Common Stock of the Company.

“Company” means Digital Town Inc.

“Governing Law” means the laws of the state of Delaware.

“Dispute Resolution Jurisdiction” means the federal or state courts located in King County, Washington.

“State of Incorporation” means Minnesota.

2. BOARD COMPOSITION DEFINITIONS.

“Board Member Count” means ten (10).

3. TERM SHEET DEFINITIONS.

“Purchase Price” means $0.07408 per share, subject to modification based on the number of shares issued (subject to any discounts applicable where all or a portion of such Purchase Price is being paid by cancellation of indebtedness of the Company to such Purchaser).

“Total Investment Amount” means $2,436,000, to be delivered in the form of 2,100,000 RHOC, at a price of $1.16/RHOC.

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EXHIBIT B

AGREEMENT TERMS

1. PURCHASE AND SALE OF STOCK.

1.1 Sale and Issuance of Stock.

Subject to the terms and conditions of this Agreement, Purchaser (“Purchaser”) shall purchase at the applicable Closing and the Company agrees to sell and issue to Purchaser at such Closing that number of shares of Stock of the Company (“Stock”) as follows:

1.1.1 Upon the Company meeting the conditions of Section 1.2.3 below and the signing of this agreement, the Purchaser shall deliver to Company $1,218,000, in the form of 1,050,000 RHOC within two business days.

1.1.2 Upon delivery of the RHOC as set forth in Section 1.1.1, the Company shall deliver ten percent (10%) of the Fully Diluted Shares of common stock (“Stock”) of the Company (“Fully Diluted Shares”).

1.1.3 Upon the completion of the agreed conditions in section 1.2.4, Purchaser shall deliver to Company $1,218,000 in the form of 1,050,000 RHOC, within two business days.

1.1.4 Upon delivery of the RHOC specified in Section 1.1.3, the Company shall deliver an additional ten percent (10%) of the Fully Diluted Shares of the Company, resulting in a total of 20% of the Fully Diluted Shares of Company.

1.1.5 In the event the condition of section 1.2.4 is not meant, neither Section 1.1.3 and 1.1.4 shall not apply.

1.1.6 The purchase price of the shares by Pithia will be set at the date the of the payment of the second tranche, based on a RHOC price of $1.16 per coin.

1.2 Closing; Delivery.

1.2.1 The initial purchase and sale of the shares of Stock hereunder shall take place remotely via the exchange of documents and signatures on the Agreement Date or the subsequent date on which one or more Purchasers execute counterpart signature pages to this Agreement and deliver the Purchase Price to the Company (which date is referred to herein as the “Initial Closing”).

1.2.2 Promptly following Closing, if required by the Company’s governing documents, the Company shall deliver to Purchaser participating in such Closing a certificate representing the shares of Stock being purchased by such Purchaser at such Closing against payment of the Purchase Price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, or by delivery of RHOC to the Ether Wallet address at 0x242E7694122ae1384a10152693457481a187fE5d.

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1.2.3 Prior to signature of this agreement, DigitalTown will deliver a roadmap for execution of a proof of concept model, including a timeline based on DigitalTown CTO’s technical plan to develop the necessary components and services to effectively bring onboard a number of merchants and transactions, focusing on the Texas corridor between San Antonio and Austin.

1.2.4 On or before July 30, 2018, Company shall eliminate all currently existing debt, liabilities of the Company existing as of the date of this Agreement as listed in Schedule A, and shall cause to be converted, paid off, or discharged all rights, warrants and options to purchase common stock. The CFO of Company shall provide to Purchaser a signed and dated accounting on completion of condition.

1.3 Additional Conditions

1.3.1 Company will deliver a dashboard within 14 days of signing, and continue to provide monthly updates to Purchaser.

1.3.2 Company shall engage a selected temporary CFO supplied by Pithia Inc. to work with current controller under a “Strategic Services Agreement.” The terms and scope are limited to objects in Schedule A. It is understood that CFO is a contractor and will not make commitments on DT’s behalf.

1.3.3 Company shall in consultation with Purchaser, engage in a search for a full time CFO, to be identified and hired within 90 days of agreement date. CFO will be a full-time Company employee with all the rights and benefits of such. Company shall bare all costs associated with the search and employment.

1.3.4 Four Company representatives will have signing authority for a two signature Gnosis wallet. All Company directors or employees shall use a Ledger hardware wallet in conjunction with the Gnosis wallet. Company agrees to ensure that four Company Directors or employees will have signature authority at all times.

1.3.5 Company shall employ the RChain Platform. When the RChain Technology is available in marketable form that fulfills the requirements of the Company’s platform (including smart contracts), the Company will initiate work on integrating the RChain Technology platform into the Company’s core offerings, and will use commercially reasonable efforts to establish and maintain such support. Such availability of the RChain Technology platform is expected in the second half of 2018. Company shall move the RChain (Mercury) platform within 30 days of viability of the platform. In the event the RChain platform proves non-viable, Company may move back to an alternative platform.

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2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser that the following representations are true and complete as of the date of the Agreement Date, except as otherwise indicated.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify or be in good standing would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

2.2 Capitalization.

2.2.1 The authorized capital of the Company consists, immediately prior to the Agreement Date (unless otherwise noted), of the following:

(a) The Common Stock, of which that number of shares of Common Stock equal to (a) the Common Shares Issued and Outstanding Pre-Money are issued and outstanding as of immediately prior to the Agreement Date. For purposes of this Agreement, the term “Fully-Diluted Share Number” shall mean that number of shares of the Company’s capital stock equal to the sum of (i) all shares of the Company’s capital stock (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all options, warrants and other convertible securities and (ii) all shares of the Company’s capital stock issued prior to the First Installment.

2.2.2 Except as disclosed in the Company’s SEC filings and capitalization table, there are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company including, without limitation, any shares of Common Stock.

2.3 Subsidiaries. Except as disclosed in the Company’s SEC filings, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company’s subsidiaries are set forth in Schedule B.

2.4 Authorization. All corporate action has been taken, or will be taken prior to the applicable Closing, on the part of the Board and stockholders that is necessary for the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the obligations to be performed by the Company as of the date hereof under this Agreement. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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2.5 Valid Issuance of Shares. The shares of Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part on the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the shares of Stock to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Stock, will be issued in compliance with all applicable federal and state securities laws.

2.6 Litigation. Purchaser is aware of the existing suit on appeal between Company and Richard Pomije, and is fully and duly informed. There is no other pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

2.7 Intellectual Property. The Company owns or possesses sufficient legal rights to all Intellectual Property (as defined below) that is necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted (the “Company Intellectual Property”) without any violation or infringement (or in the case of third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, without any violation or infringement known to the Company) of the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any rights to any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes (collectively, “Intellectual Property”) of any other party, except that with respect to third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications the foregoing representation is made to the Company’s knowledge only. Other than with respect to commercially available software products under standard end-user object code license agreements, there is no outstanding option, license, agreement, claim, encumbrance or shared ownership interest of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property of any other person.

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2.8 Employee and Consultant Matters. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchasers or delivered to the counsel for the Purchasers. No current or former employee or consultant has excluded any work or invention from his or her assignment of inventions. To the Company’s knowledge, no such employees or consultants is in violation thereof. To the Company’s knowledge, none of its employees is obligated under any judgment, decree, contract, covenant or agreement that would materially interfere with such employee’s ability to promote the interest of the Company or that would interfere with such employee’s ability to promote the interests of the Company or that would conflict with the Company’s business. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code of 1986, as amended.

2.9 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of the Restated Charter or the Company’s bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party that is required to be listed on the Disclosure Schedule, or, (d) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10 Title to Property and Assets. The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with each such lease.

2.11 Agreements. Except for this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party that involve (a) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (b) the license of any Intellectual Property to or from the Company other than licenses with respect to commercially available software products under standard end-user object code license agreements or standard customer terms of service and privacy policies for Internet sites, (c) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person, or that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (d) indemnification by the Company with respect to infringements of proprietary rights other than standard customer or channel agreements (each, a “Material Agreement”). The Company is not in material breach of any Material Agreement. Each Material Agreement is in full force and effect and is enforceable by the Company in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) the effect of rules of law governing the availability of equitable remedies.

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2.12 Liabilities. The Company has existing liabilities in the amount of $2,500,000. Company has agreed to seek third party funding in an amount no less than $1.2 million in aggregate to reduce this liability, and has agreed that all known liabilities will be extinguished prior to July 30, 2018.

3. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS. Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows.

3.1 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) the effect of rules of law governing the availability of equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the shares of Common Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Stock. The Purchaser has not been formed for the specific purpose of acquiring the shares of Stock.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the shares of Stock with the Company’s management. Nothing in this Section 3, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4 Accredited and Sophisticated Purchaser. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser is an investor in securities of companies in the development stage and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Stock. If other than an individual, Purchaser also represents it has not been organized for the purpose of acquiring the shares of Stock.

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3.5 No General Solicitation. Neither the Purchaser nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the shares of Stock, or (b) published any advertisement in connection with the offer and sale of the shares of Stock.

3.6 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the shares of Stock.

3.7 Residence. If the Purchaser is an individual, then the Purchaser resides in the state identified in the address of the Purchaser set forth on the signature page hereto and/or on Schedule 1; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the signature page hereto. In the event that the Purchaser is not a resident of the United States, such Purchaser hereby agrees to make such additional representations and warranties relating to such Purchaser’s status as a non-United States resident as reasonably may be requested by the Company and to execute and deliver such documents or agreements as reasonably may be requested by the Company relating thereto as a condition to the purchase and sale of any shares of Common Stock by such Purchaser.

4. COVENANTS OF THE COMPANY.

4.1 Information Rights.

4.1.1 Basic Financial Information. The Company shall furnish to Purchaser and any entity that requires such information pursuant to its organizational documents when available (1) annual audited financial statements for each fiscal year of the Company, including an audited balance sheet as of the end of such fiscal year, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited income statement, and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.

4.1.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Purchaser by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. The Company shall not be required to comply with any information rights of any Purchaser whom the Company reasonably determines to be a competitor or an officer, employee, director, or holder of ten percent (10%) or more of a competitor. Purchaser shall keep confidential and shall not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement other than to any of the Purchaser’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Purchaser’s investment in the Company.

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4.1.3 Inspection Rights. The Company shall permit Purchaser to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Purchaser.

5. PARTICIPATION RIGHT.

5.1 General. Purchaser has the right of first refusal to purchase the Purchaser’s Pro Rata Share of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement, provided, however, the Purchaser will have no right to purchase any such New Securities if Purchaser cannot demonstrate to the Company’s reasonable satisfaction that such Purchaser is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act. A Purchaser’s “Pro Rata Share” for means the ratio of (a) the number of shares of the Company’s Common Stock issued or issuable upon conversion of the shares of Preferred Stock owned by such Major Purchaser, to (b) the Fully-Diluted Share Number.

5.2 New Securities. “New Securities” means any Common Stock, whether now authorized or not, and rights, options or warrants to purchase Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Common Stock; provided, however, that “New Securities” does not include: (a) shares of Common Stock issued; (b) shares of Common Stock issuable upon exercise of any options, warrants, or rights to purchase any securities of the Company outstanding as of the Agreement Date and any securities issuable upon the conversion thereof; (c) shares of Common Stock issued in connection with any stock split or stock dividend or recapitalization; (d) shares of Common Stock (or options, warrants or rights therefor) granted or issued after the Agreement Date to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary of the Company pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board; (e) any other shares of Common Stock (and/or options or warrants therefor) issued or issuable primarily for other than equity financing purposes and approved by the Board; and (f) shares of Common Stock issued or issuable by the Company to the public pursuant to a registration statement filed under the Securities Act.

5.3 Procedures. If the Company proposes to undertake an issuance of New Securities, it shall give notice to Purchaser of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue the New Securities. Purchaser will have (10) days from the date of notice, to agree in writing to purchase such Purchaser’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Purchaser’s Pro Rata Share).

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5.4 Failure to Exercise. If the Purchasers fail to exercise in full the right of first refusal within the 10‑day period, then the Company will have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Purchasers’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Purchasers. If the Company has not issued and sold the New Securities within the 120‑day period, then the Company shall not thereafter issue or sell any New Securities without again first offering those New Securities to the Purchasers pursuant to this Section 5.

6. ELECTION OF BOARD OF DIRECTORS.

6.1 Voting; Board and Officer Composition. Subject to the rights of the stockholders to remove a director for cause in accordance with applicable law, during the term of this Agreement;

(a) the Purchasers shall be entitled to the election of three (3) members to the Board of Directors. The Purchaser shall designate the Board members to so serve. If the designated Board member shall resign or be removed for cause, the Purchaser shall designated a substitute Board member.

(b) Prior to the appointment of Board members pursuant to Section 6.1(a) above, Company shall reduce the size of the Board of Directors from nine (9) members to seven (7) members, to be accomplished by the voluntary resignation of two (2) current members.

7 GENERAL PROVISIONS.

7.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement

7.2 Governing Law. This Agreement is governed by the Governing Law, regardless of the laws that might otherwise govern under applicable principles of choice of law.

7.3 Counterparts; Facsimile or Electronic Signature. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. References to sections or subsections within this set of Agreement Terms shall be deemed to be references to the sections of this set of Agreement Terms contained in Exhibit B to the Agreement, unless otherwise specifically stated herein.

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7.5 Notices. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications must be sent to the respective parties at their address as set forth on the signature page or Schedule 1, or to such address, facsimile number or electronic mail address as subsequently modified by written notice given in accordance with this Section 8.5.

7.6 No Finder’s Fees. Each party severally represents to the other parties that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser shall indemnify, defend, and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company shall indemnify, defend, and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which the party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of the Agreement; provided, however, that the Company shall, at the Closing, reimburse the fees and expenses of one counsel for Purchasers, for a flat fee equal to the Purchaser Counsel Reimbursement Amount.

7.8 Amendments and Waivers. Except as specified in Section 1.2.2, any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchasers holding a majority of the then-outstanding shares of Common Stock issued on conversion thereof.. Notwithstanding the foregoing, the addition of a party to this Agreement pursuant to a transfer of Shares in accordance with Section 8.1 will not require any further consent. Any amendment or waiver effected in accordance with this Section 8.8 will be binding upon the Purchasers and the Company.

7.9 Severability. The invalidity or unenforceability of any provision of this Agreement will in no way affect the validity or enforceability of any other provision.

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7.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, are cumulative and not alternative.

7.11 Termination. Unless terminated earlier pursuant to the terms of this Agreement, (x) the rights, duties and obligations under Sections 4, 6 and 7 will terminate immediately prior to the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act, (y) notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) will terminate upon the closing of a Deemed Liquidation Event as defined in the Company’s Restated Charter, as amended from time to time and (z) notwithstanding anything to the contrary herein, Section 1, Section 2, Section 3, Section 4.1.2 and this Section 8 will survive any termination of this Agreement.

7.12 Dispute Resolution. Each party (a) hereby irrevocably and unconditionally submits to the personal jurisdiction of the Dispute Resolution Jurisdiction for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement; (b) shall not commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Dispute Resolution Jurisdiction; and (c) hereby waives, and shall not assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the personal jurisdiction of the Dispute Resolution Jurisdiction, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof and thereof may not be enforced in or by the Dispute Resolution Jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

Name:	DigitalTown, Inc.
By:

Title:	Chief Executive Officer

PURCHASERS:

Name:	Catena Fund One, LP

By:
Title:	Managing Member

[SIGNATURE PAGES]

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Schedule A

 [Redacted]

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Schedule B

Rezserve Technologies, Ltd, a Canadian corporation

Comencia, Inc., a Washington corporation

[SIGNATURE PAGES]

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